Filed pursuant to Rule 424(b)(7)
SEC File No. 333-217362

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 18, 2017

Common Stock

This prospectus supplement relates to the public offer and sale of up to 23,852,117 shares of our common stock from time to time by the selling stockholders named herein. We will not receive any proceeds from the shares of our common stock sold by the selling stockholders. We refer to our common stock that may be offered by the selling stockholders named herein pursuant to this prospectus supplement and the accompanying prospectus collectively as the “common stock.”

Investing in our common stock involves risk. See “Risk Factors” beginning on page S-1.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “GPOR.” On May 25, 2017, the last sale price of our common stock as reported on the NASDAQ Global Select Market was $15.10 per share. Our principal executive offices are located at 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134, and our telephone number is (405) 252-4600.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this common stock or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 26, 2017.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which identifies the selling stockholders that may use this prospectus supplement in connection with resales, from time to time in one or more offerings of up to 23,852,117 shares of our common stock and provides certain other information with respect to such selling stockholders required under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and the accompanying prospectus. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference therein. Neither we nor the selling stockholders have authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus supplement and the accompanying prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

When used in this prospectus supplement and the accompanying prospectus supplement, the terms “Gulfport,” the “Company,” “we,” “our” and “us” refer to Gulfport Energy Corporation and its subsidiaries, unless otherwise indicated or the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. All statements, other than statements of historical facts, included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as estimated future net revenues from oil and gas reserves, future capital expenditures (including the amount and nature thereof), drilling activity, production, expenses, business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, references to

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future success, references to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including those discussed under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and those discussed in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Consequently, all of the forward-looking statements made in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by us will be realized or, even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

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OUR COMPANY

We are an independent oil and natural gas exploration and production company focused on the exploration, exploitation, acquisition and production of natural gas, crude oil and natural gas liquids in the United States. Our corporate strategy is to internally identify prospects, acquire lands encompassing those prospects and evaluate those prospects using subsurface geology and geophysical data and exploratory drilling. Using this strategy, we have developed an oil and natural gas portfolio of proved reserves, as well as development and exploratory drilling opportunities on high potential conventional and unconventional oil and natural gas prospects. Our principal properties are located in the Utica Shale primarily in Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma. In addition, among other interests, we hold an acreage position along the Louisiana Gulf Coast in the West Cote Blanche Bay and Hackberry fields, an acreage position in the Alberta oil sands in Canada through our interest in Grizzly Oil Sands ULC and an approximate 24.2% equity interest in Mammoth Energy Services, Inc., an oil field services company listed on the NASDAQ Global Select Market (TUSK). We seek to achieve reserve growth and increase our cash flow through our annual drilling programs.

Our principal executive offices are located at 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134, and our telephone number is (405) 252-4600. Our website address is www.gulfportenergy.com. Information contained on our website does not constitute a part of this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Investment in our common stock involves certain risks. You should carefully consider the factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates,” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2017 and in any other filings we made with the SEC prior to the filing of this prospectus supplement, including those incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in our common stock. You should also consider similar information contained in any annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or other document filed by us with the SEC after the date of this prospectus supplement before deciding to invest in our common stock. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares of common stock by the selling stockholders named in this prospectus supplement.

SELLING STOCKHOLDERS

The shares of our common stock covered by this prospectus are being offered by the selling stockholders listed in the table below. This prospectus supplement will not cover subsequent sales of common stock transferred by the selling stockholders named in this prospectus supplement. An aggregate amount of 23,852,117 shares of our common stock were issued to Vitruvian II Woodford, LLC (“Vitruvian”) on February 17, 2017, as partial consideration for the acquisition of certain assets of Vitruvian. In connection with the consummation of this acquisition, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Vitruvian, which granted Vitruvian and its transferees registration rights with respect to the shares of our common stock issued to Vitruvian. Vitruvian subsequently transferred (i) beneficial ownership of 4,465,380 shares of our common stock (the “Transfer Firm Shares”), (ii) the right to receive 1,252,865 shares of our common stock (the “Transfer Escrow Shares”) held in escrow under the terms and conditions of the Escrow Agreement (defined in Footnote 3 to the table below) in the event such shares are released from escrow, as described in Footnotes 3 and 4 to the table below and (iii) the registration rights with respect to the Transfer Firm Shares and the Transfer Escrow Shares to LG WF L.P. (“LG”), effective as of May 19, 2017. We have prepared this prospectus supplement and the accompanying prospectus, which is a part of the related registration statement that has become effective to fulfill our registration requirements with respect to the shares of our common stock beneficially owned by the selling stockholders named herein. As used herein, the term “selling stockholders” includes the stockholders listed in the table below and the transferees of their registration rights. Pursuant to the Registration Rights Agreement, we will pay all expenses relating to the registration and offering of these shares, except that the selling stockholders will pay any underwriting discounts or commissions. Pursuant to the terms of the Registration Rights Agreement, we agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, and the selling stockholders have agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus supplement and the accompanying prospectus.

No offer or sale under this prospectus supplement and the accompanying prospectus may be made by a stockholder unless that stockholder is listed in the table below, in an additional prospectus supplement or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus supplement to include additional selling stockholders upon provision of all required information to us and subject to the terms of the Registration Rights Agreement.

The following table sets forth the maximum number of shares of our common stock that may be sold by each selling stockholder. We cannot predict when or in what amount a selling stockholder may sell any of the shares offered by the selling stockholder in this prospectus supplement and the accompanying prospectus, if at all. The table also sets forth the name of each selling stockholder, the nature of any position, office, or other material relationship which such selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock to be owned by such selling stockholder after completion of the offering.

We prepared the table based on information provided to us by the selling stockholders. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholders may also change over time.

Except as otherwise indicated, each selling stockholder has sole voting and dispositive power with respect to such shares.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)			Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering
Name of Selling Stockholder	Number		Percent(2)	Number	Number	Percent(2)
Vitruvian II Woodford, LLC(5)	18,133,872	(3)	9.9%	18,133,872	—	—
L.G. WF L.P.(6)	5,718,245	(4)	3.1%	5,718,245	—	—

(1)

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our stockholders may differ.
(2)	Percentage of beneficial ownership is based upon 182,835,801 shares of our common stock outstanding as of March 31, 2017. Because the selling stockholders are not obligated to sell any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number or percentage of shares of our common stock that will be held by the selling stockholders upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.
(3)	3,973,124 shares of this common stock are subject to an escrow agreement (the “Escrow Agreement”) between us, Vitruvian and an escrow agent, which restricts the release of the shares from escrow for a certain period of time. The Escrow Agreement limits the selling stockholders’ ability to transfer, vote, and exercise certain other powers over the shares. This amount excludes the right to receive the Transfer Escrow Shares subject to the Escrow Agreement in the event of their release from escrow under the terms and conditions thereof, which right has been conveyed by Vitruvian to LG.
(4)	This amount includes the right to receive the Transfer Escrow Shares subject to the Escrow Agreement in the event of their release from escrow under the terms and conditions thereof, which right has been conveyed by Vitruvian to LG.
(5)	Vitruvian, acquired these shares of common stock pursuant to a transaction with us and our wholly-owned subsidiary in connection with an acquisition by us and our wholly-owned subsidiary of certain of Vitruvian’s assets, as previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2016 and Current Report on Form 8-K filed on February 24, 2017. Other than this transaction, Vitruvian has not had any material relationship with us, or any of our predecessors or affiliates within the past three years. Vitruvian is managed by its board of directors (the “Board”). QEM V, LLC (“QEM”) is the sole general partner of Q-VEX II, LP (“Q-VEX”), which has the right to appoint a majority of the board of directors of Vitruvian Exploration II, LLC (“VEX”), which has the right to appoint a majority of the board of directors of Vitruvian Exploration II Holdings, LLC (“VEX Holdings”), which holds a majority of the capital interests of Vitruvian and has the right to appoint four of the nine directors of the Board (such directors, the “VEX Holdings Directors”). Certain actions of Vitruvian, including certain dispositions, require the approval of the VEX Holdings Directors. QEM, Q-VEX, VEX and VEX Holdings each disclaim beneficial ownership of the shares of our common stock issued to Vitruvian in excess of their respective pecuniary interest in the securities. Any decision taken by QEM to vote, or to direct to vote, and to dispose, or to direct the disposition of, the shares of our common stock issued to Vitruvian has to be approved by a majority of the members of the investment committee of QEM, which majority must include S. Wil VanLoh, Jr. Therefore, Mr. VanLoh may be deemed to share voting and dispositive power over the shares of our common stock issued to Vitruvian and may also be deemed to be the beneficial owner of such securities. Mr. VanLoh disclaims beneficial ownership of such securities in excess of his pecuniary interest in the securities.
(6)	LG acquired these shares of common stock (or the right to receive shares of common stock in the event of their release from escrow under the terms and conditions of the Escrow Agreement) pursuant to an agreement between LG and Vitruvian dated May 18, 2017 and in redemption of the capital interests LG held in Vitruvian. Except in respect of its interest in Vitruvian, LG has not had any material relationship with us, or any of our predecessors or affiliates, within the past three years. The general partner of LG is LG WF GP LLC (the “GP”). Alan E. Goldberg and Robert D. Lindsay are the executive managers of the GP and, through a series of affiliated investment funds, share ownership and voting control of the GP. Messrs. Goldberg and Lindsay, by virtue of this relationship, may be deemed to have or share indirect beneficial ownership of the shares of our common stock. Each of Messrs. Goldberg and Lindsay expressly disclaims beneficial ownership of such securities in excess of his pecuniary interest in the securities.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is qualified in its entirety by reference to our restated certificate of incorporation, or our certificate of incorporation, and our amended and restated bylaws, or our bylaws, each of which is incorporated by reference in this prospectus supplement and the accompanying base prospectus.

Common Stock

We are currently authorized to issue up to 200,000,000 shares of common stock, par value $0.01 per share, of which there were 182,835,801 shares outstanding as of March 31, 2017, excluding 871,518 shares of unvested restricted stock awarded under our 2013 Restated Stock Incentive Plan. Holders of our common stock are entitled to cast one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive ratably dividends when, as and if declared by the board of directors out of funds legally available for such purpose and, upon the liquidation, dissolution or winding up of the company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. There are no redemption or sinking fund provisions that are applicable to our common stock. Subject only to the requirements of the DGCL, the board of directors may issue shares of our common stock without stockholder approval, at any time and from time to time, to such persons and for such consideration as the board of directors deems appropriate. Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly authorized and issued, fully paid and nonassessable.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share. Shares of preferred stock may be issued from time to time in one or more series as the board of directors may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of preferred stock may differ from those of any and all other series of preferred stock at any time outstanding, and, subject to certain limitations of our certificate of incorporation and the DGCL, the board of directors may fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of each such series of preferred stock.

The issuance of any such preferred stock could adversely affect the rights of the holders of our common stock and therefore, reduce the value of the common stock. The ability of the board of directors to issue preferred stock could discourage, delay, or prevent a takeover of us. See “Risk Factors.”

Anti-takeover Effects of Provisions of Our Certificate of Incorporation and Our Bylaws

Some provisions of our certificate of incorporation and our bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.

Preferred stock. Our certificate of incorporation permits our board of directors to authorize and issue one or more series of preferred stock, which may render more difficult or discourage an attempt to change control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interest, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

Stockholder meetings. Our bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or by a resolution adopted by a majority of the total number of directors the board of directors would have if there were no vacancies.

Requirements for advance notification of stockholder nominations and proposals. Our bylaws and certificate of incorporation establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.

Stockholder Action By Written Consent. Our bylaws provide that, except as may otherwise be provided with respect to the rights of the holders of preferred stock, no action that is required or permitted to be taken by our stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by our board of directors. This provision, which may not be amended by our stockholders except by the affirmative vote of holders of at least 66-2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our board of directors.

Amendment of the bylaws. Under Delaware law, the power to adopt, amend, alter or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant our board of directors the power to adopt, amend, alter or repeal our bylaws at any regular or special meeting of the board of director on the affirmative vote of a majority of the total number of directors the board of directors would have if there were no vacancies. Our stockholders may adopt, amend, alter or repeal our bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least 66-2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Common Stock

The selling stockholders, which as used in this prospectus supplement includes donees, pledgees, transferees or other successors-in-interest selling common stock received after the date of this prospectus supplement from the selling stockholders as a gift, pledge, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the common stock offered by this prospectus supplement and the accompanying prospectus or on any stock exchange, market or trading facility on which such common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of the offered common stock:

•	underwritten transactions (as described below);

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	sales in the over-the-counter market;

•	a public auction;

•	privately negotiated transactions;

•	sales deemed to be “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ Global Select Market or sales made to or through a market maker other than on an exchange;

•	short sales effected after the date of this prospectus supplement;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree to sell a specified number of such common stock at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the distributions of the common stock by any selling stockholder to its partners, members, stockholders or other equity holders; and

•	any other method permitted pursuant to applicable law.

The selling stockholder also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act.

If underwriters are used to sell the common stock, a participating selling stockholder will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that event, underwriters may receive compensation from such selling stockholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the common stock for whom they may act as agent.

To the extent required by applicable law, an additional prospectus supplement relating to the common stock will set forth:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the number or amount of the common stock involved, the purchase price of such common stock and the proceeds to the selling stockholder or stockholders from such sale;

•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•	any securities exchanges on which the common stock may be listed.

The common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an additional prospectus supplement, the obligations of underwriters or dealers to purchase the common stock will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the common stock if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

In connection with sales of the shares of common stock under this prospectus supplement and the accompanying prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders also may sell shares of common stock short and deliver them to close out the short positions or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.

The selling stockholders and any underwriters, dealers or agents that are involved in selling the common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by them and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In order to comply with the securities laws of some states, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

The common stock may be sold directly by the selling stockholders or through agents designated by us from time to time. Any agent involved in the offer or sale of the common stock in respect of which this prospectus supplement, the accompanying prospectus and any additional prospectus supplement is delivered will be named, and any commissions payable by the selling stockholders to such agent will be set forth, in any required prospectus supplement. Unless otherwise indicated in the additional prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the additional prospectus supplement, the selling stockholder or stockholders will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase common stock from such selling stockholder or stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the additional prospectus supplement and the additional prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with the selling stockholder or selling stockholders to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us or the selling stockholders in the ordinary course of business.

Any underwriters to whom common stock is sold by the selling stockholders for public offering and sale may make a market in such common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any common stock.

Certain persons participating in any offering of common stock may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock offered. In connection with any such offering, the underwriters, dealers or agents, as the case may be, may purchase and sell common stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the common stock and syndicate short positions involve the sale by the underwriters, dealers or agents, as the case may be, of a greater number of common stock than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the common stock sold for their account may be reclaimed by the syndicate if such common stock are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on The NASDAQ Global Select Market, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

To the extent required, this prospectus supplement and the accompanying prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the shares of common stock in respect of which this prospectus supplement and the accompanying prospectus is delivered will be set forth in the accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus supplement and the accompanying prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered by this prospectus supplement and the accompanying prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. You may read any materials we have filed with the SEC free of charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any part of these documents may be obtained from such office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.

You can also find our SEC filings on our website at www.gulfportenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus supplement and the accompanying prospectus and does not constitute a part of this prospectus supplement and the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus and any additional prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement, the accompanying prospectus and any additional prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 15, 2017;

•	The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from our definitive proxy statement on Schedule 14A, filed on May 1, 2017;

•	our Quarterly Report on Form 10-Q for the three month period ended March 31, 2017, filed with the SEC on May 9, 2017; and

•	our Current Reports on Form 8-K, filed with the SEC on February 24, 2017, April 4, 2017 and April 18, 2017.

In addition, we incorporate by reference the financial statements of Diamondback Energy, Inc., or Diamondback, that have been included on pages F-1 to F-54 in Diamondback’s Annual Report on Form 10-K (File No. 001-35700) filed with the SEC on February 20, 2015.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein)

after the date of this prospectus supplement will be considered to be incorporated by reference into this prospectus supplement and the accompanying prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus, unless otherwise indicated on such Form 8-K.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or incorporated by reference into this prospectus supplement and the accompanying prospectus (excluding exhibits, unless the exhibits are specifically incorporated). You may request a copy of this prospectus supplement or any of the incorporated documents at no charge to you by writing to Gulfport Energy Corporation, Attention: Investor Relations, at 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134, or calling (405) 252-4600.

LEGAL MATTERS

The validity of the common stock to be offered hereby offered by the selling stockholders named therein will be passed upon by Akin Gump Strauss Hauer & Feld LLP.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Gulfport Energy Corporation incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of Vitruvian II Woodford, LLC included in exhibit 99.1 of Gulfport Energy Corporation’s Current Report on Form 8-K dated April 18, 2017, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Information incorporated by reference into this prospectus supplement and the accompanying prospectus regarding estimates of our proved oil and natural gas reserves and the discounted present value of estimated future net revenue before income tax of our estimated proved reserves is based on reports prepared by (i) Netherland, Sewell & Associates, Inc. with respect to our Utica Shale acreage at December 31, 2016 and December 31, 2015 and our WCBB and Hackberry fields at each of December 31, 2016, 2015 and 2014, and our Niobrara field at December 31, 2015 and 2014, and (ii) Ryder Scott with respect to our Utica Shale acreage at December 31, 2014. All of such information has been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

Prospectus

Common Stock

By this prospectus, we may offer and sell our common stock from time to time in one or more offerings. This prospectus may also be used by the selling stockholder named in this prospectus and any other selling stockholders that may be identified in any applicable prospectus supplement in connection with resales, from time to time in one or more offerings, of up to 23,852,117 shares of our common stock held by such selling stockholders. We refer to our common stock that may be offered by us and/or selling stockholders pursuant to this prospectus and any applicable prospectus supplement collectively as the “common stock.”

This prospectus provides you with a general description of the common stock and the general manner in which we or the selling stockholders will offer the common stock. Each time we or the selling stockholders sell common stock, to the extent required, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our common stock.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 1.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “GPOR.” Our principal executive offices are located at 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134, and our telephone number is (405) 252-4600.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell any combination of the common stock described in this prospectus, and the selling stockholders named in this prospectus or selling stockholders that may be identified in an applicable prospectus supplement, may, from time to time, resell up to 23,852,117 shares of our common stock, in each case in one or more offerings. This prospectus provides you with a general description of the common stock we and/or selling stockholders may offer. This prospectus does not contain all the information set forth in the registration statement as permitted by the rules of the SEC. Each time we or selling stockholders sell common stock, to the extent required, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any common stock, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. Neither we nor the selling stockholder have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

When used in this prospectus or in any supplement to this prospectus, the terms “Gulfport,” the “Company,” “we,” “our” and “us” refer to Gulfport Energy Corporation and its subsidiaries, unless otherwise indicated or the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference into this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as estimated future net revenues from oil and gas reserves, future capital expenditures (including the amount and nature thereof), drilling activity, production, expenses, business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success, references to intentions as to future matters and other such matters

ii

are forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including those discussed under the heading “Risk Factors” in this prospectus and in any prospectus supplement and those discussed in the documents incorporated by reference into this prospectus. Consequently, all of the forward-looking statements made in this prospectus, and the documents incorporated by reference into this prospectus and any prospectus supplement, are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by us will be realized or, even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

iii

OUR COMPANY

We are an independent oil and natural gas exploration and production company focused on the exploration, exploitation, acquisition and production of natural gas, crude oil and natural gas liquids in the United States. Our corporate strategy is to internally identify prospects, acquire lands encompassing those prospects and evaluate those prospects using subsurface geology and geophysical data and exploratory drilling. Using this strategy, we have developed an oil and natural gas portfolio of proved reserves, as well as development and exploratory drilling opportunities on high potential conventional and unconventional oil and natural gas prospects. Our principal properties are located in the Utica Shale primarily in Eastern Ohio and along the Louisiana Gulf Coast in the West Cote Blanche Bay, or WCBB, and Hackberry fields. In February 2017, we acquired 46,000 net surface acres with multiple producing zones, including the Woodford and Springer formations, in Grady, Stephens, and Garvin counties, Oklahoma. In addition, we have an interest in producing properties in the Niobrara Formation of Northwestern Colorado and the Bakken Formation. We also hold a significant acreage position in the Alberta oil sands in Canada through our interest in Grizzly Oil Sands ULC, or Grizzly, and an interest in an entity that operates in the Phu Horm gas field in Thailand. We also hold an approximate 24.2% equity interest in Mammoth Energy Services, Inc., or Mammoth Energy, an oil field services company listed on the NASDAQ Global Select Market. We seek to achieve reserve growth and increase our cash flow through our annual drilling programs.

Our principal executive offices are located at 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134, and our telephone number is (405) 252-4600. Our website address is www.gulfportenergy.com. Information contained on our website does not constitute a part of this prospectus or any prospectus supplement.

RISK FACTORS

Investment in our common stock involves certain risks. You should carefully consider the factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” and in any other filings we made with the SEC prior to the filing of this prospectus, including those incorporated by reference into this prospectus, under the heading “Risk Factors” before investing in our common stock. You should also consider similar information contained in any annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our common stock. We will also include in any prospectus supplement a description of any other risk factors applicable to an offering contemplated by such prospectus supplement. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use the net proceeds from the sale of the common stock for general corporate purposes, including without limitation repaying or refinancing all or a portion of our existing short-term and long-term debt, making acquisitions of assets, businesses or securities, capital expenditures and for working capital. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application of the net proceeds, we intend to invest our net proceeds in short-term, investment-grade securities, interest-bearing securities or guaranteed obligations of the United States or its agencies.

We will not receive any proceeds from the sale of any shares of common stock by the selling stockholder, unless we otherwise indicate in any applicable prospectus supplement.

SELLING STOCKHOLDERS

The shares of our common stock covered by this prospectus are being offered by the selling stockholder listed in the table below. This prospectus will not cover subsequent sales of common stock purchased from the selling stockholder named in this prospectus. An aggregate amount of 23,852,117 shares of our common stock were issued to the selling stockholder on February 17, 2017, as partial consideration for the acquisition of certain assets of the selling stockholder. In connection with the consummation of this acquisition, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the selling stockholder, which granted the selling stockholder and its transferees registration rights with respect to the shares of our common stock issued to the selling stockholder, and we are fulfilling those registration requirements by registering the 23,852,117 shares of our common stock covered by this prospectus. As used herein, the term “selling stockholder” includes the stockholder listed in the table below and its transferees. Pursuant to the Registration Rights Agreement, we will pay all expenses relating to the registration and offering of these shares, except that the selling stockholder will pay any underwriting discounts or commissions. Pursuant to the terms of the Registration Rights Agreement, we agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act, and the selling stockholder has agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus.

No offer or sale under this prospectus may be made by a stockholder unless that stockholder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders upon provision of all required information to us and subject to the terms of the Registration Rights Agreement.

The following table sets forth the maximum number of shares of our common stock that may be sold by the selling stockholder. We cannot predict when or in what amount the selling stockholder may sell any of the shares offered by the selling stockholder in this prospectus, if at all. The table also sets forth the name of the selling stockholder, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock to be owned by the selling stockholder after completion of the offering. We are filing the registration statement of which this prospectus is a part pursuant to contractual obligations with the selling stockholder, as described in more detail below. We will pay all expenses relating to the registration of the shares by the selling stockholder under the Securities Act and any other offering expenses, except that the selling stockholder will pay any underwriting discounts or commissions.

We prepared the table based on information provided to us by the selling stockholder. We have not sought to verify such information. Additionally, the selling stockholder may have sold or transferred some or all of its shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholder may also change over time.

Except as otherwise indicated, the selling stockholder has sole voting and dispositive power with respect to such shares.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)			Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering
Name of Selling Stockholder	Number		Percent(2)	Number	Number	Percent(2)
Vitruvian II Woodford, LLC(4)	23,852,117	(3)	13.0%	23,852,117	—	—

(1)

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our stockholders may differ.
(2)	Percentage of beneficial ownership is based upon 182,835,801 shares of common stock outstanding as of March 31, 2017. Because the selling stockholder is not obligated to sell any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number or percentage of shares of our common stock that will be held by the selling stockholder upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.
(3)	5,225,989 shares of this common stock is subject to an escrow agreement between us, the selling stockholder and an escrow agent, which restricts the release of the shares from escrow for a certain period of time. The escrow agreement limits the selling shareholder’s ability to transfer, vote, and exercise certain other powers over the shares.
(4)	Vitruvian II Woodford, LLC, or Vitruvian, acquired these shares of common stock pursuant to a transaction with us and our wholly-owned subsidiary in connection with an acquisition by us and our wholly-owned subsidiary of certain of Vitruvian’s assets, as previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2016 and Current Report on Form 8-K filed on February 24, 2017. Certain shares of this common stock will be restricted from immediate resale pursuant to the purchase and sale agreement between us, our wholly-owned subsidiary and Vitruvian entered into in connection with this acquisition, but may be sold in the near future. Other than this transaction, Vitruvian has not had any material relationship with us, or any of our predecessors or affiliates within the past three years. Vitruvian is managed by its board of directors (the “Board”). QEM V, LLC (“QEM”) is the sole general partner of Q-VEX II, LP (“Q-VEX”), which has the right to appoint a majority of the board of directors of Vitruvian Exploration II, LLC (“VEX”), which has the right to appoint a majority of the board of directors of Vitruvian Exploration II Holdings, LLC (“VEX Holdings”), which holds a majority of the capital interests of Vitruvian and has the right to appoint four of the nine directors of the Board (such directors, the “VEX Holdings Directors”). Certain actions of Vitruvian, including certain dispositions, require the approval of the VEX Holdings Directors. QEM, Q-VEX, VEX and VEX Holdings each disclaim beneficial ownership of the shares of our common stock issued to Vitruvian in excess of their respective pecuniary interest in the securities. Any decision taken by QEM to vote, or to direct to vote, and to dispose, or to direct the disposition of, the shares of our common stock issued to Vitruvian has to be approved by a majority of the members of the investment committee of QEM, which majority must include S. Wil VanLoh, Jr. Therefore, Mr. VanLoh may be deemed to share voting and dispositive power over the shares of our common stock issued to Vitruvian and may also be deemed to be the beneficial owner of such securities. Mr. VanLoh disclaims beneficial ownership of such securities in excess of his pecuniary interest in the securities. LG WF L.P holds capital interests of Vitruvian. Certain actions of Vitruvian, including certain dispositions, require the approval of LG WF L.P. The general partner of LG WF L.P. is LG WF GP LLC (the “GP”). Alan E. Goldberg and Robert D. Lindsay are the executive managers of the GP and, through a series of affiliated investment funds, share ownership and voting control of the GP. Messrs. Goldberg and Lindsay, by virtue of this relationship, may be deemed to have or share indirect beneficial ownership of the shares of our common stock issued to Vitruvian. Each of Messrs. Goldberg and Lindsay expressly disclaims beneficial ownership of such securities in excess of his pecuniary interest in the securities.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is qualified in its entirety by reference to our restated certificate of incorporation, or our certificate of incorporation, and our amended and restated bylaws, or our bylaws, each of which is incorporated by reference in this prospectus.

Common Stock

We are currently authorized to issue up to 200,000,000 shares of common stock, par value $0.01 per share, of which there were 182,835,801 shares outstanding as of March 31, 2017, excluding 871,518 shares of unvested restricted stock awarded under our 2013 Restated Stock Incentive Plan. Holders of our common stock are entitled to cast one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive ratably dividends when, as and if declared by the board of directors out of funds legally available for such purpose and, upon the liquidation, dissolution or winding up of the company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. There are no redemption or sinking fund provisions that are applicable to our common stock. Subject only to the requirements of the DGCL, the board of directors may issue shares of our common stock without stockholder approval, at any time and from time to time, to such persons and for such consideration as the board of directors deems appropriate. Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly authorized and issued, fully paid and nonassessable.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share. Shares of preferred stock may be issued from time to time in one or more series as the board of directors may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of preferred stock may differ from those of any and all other series of preferred stock at any time outstanding, and, subject to certain limitations of our certificate of incorporation and the DGCL, the board of directors may fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of each such series of preferred stock.

The issuance of any such preferred stock could adversely affect the rights of the holders of our common stock and therefore, reduce the value of the common stock. The ability of the board of directors to issue preferred stock could discourage, delay, or prevent a takeover of us. See “Risk Factors.”

Anti-takeover Effects of Provisions of Our Certificate of Incorporation and Our Bylaws

Some provisions of our certificate of incorporation and our bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.

Preferred stock. Our certificate of incorporation permits our board of directors to authorize and issue one or more series of preferred stock, which may render more difficult or discourage an attempt to change control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interest, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

Stockholder meetings. Our bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or by a resolution adopted by a majority of the total number of directors the board of directors would have if there were no vacancies.

Requirements for advance notification of stockholder nominations and proposals. Our bylaws and certificate of incorporation establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.

Stockholder Action By Written Consent. Our bylaws provide that, except as may otherwise be provided with respect to the rights of the holders of preferred stock, no action that is required or permitted to be taken by our stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by our board of directors. This provision, which may not be amended by our stockholders except by the affirmative vote of holders of at least 66-2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our board of directors.

Amendment of the bylaws. Under Delaware law, the power to adopt, amend, alter or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant our board of directors the power to adopt, amend, alter or repeal our bylaws at any regular or special meeting of the board of director on the affirmative vote of a majority of the total number of directors the board of directors would have if there were no vacancies. Our stockholders may adopt, amend, alter or repeal our bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least 66-2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Common Stock

We and the selling stockholder, which as used in this prospectus includes donees, pledgees, transferees or other successors-in-interest selling common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the common stock offered by this prospectus or any applicable prospectus supplement on any stock exchange, market or trading facility on which such common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

We and the selling stockholder may use any one or more of the following methods when disposing of the offered common stock:

•	underwritten transactions (as described below);

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	sales in the over-the-counter market;

•	a public auction;

•	privately negotiated transactions;

•	sales deemed to be “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ Global Select Market or sales made to or through a market maker other than on an exchange;

•	short sales effected after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree to sell a specified number of such common stock at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the distributions of the common stock by any selling stockholder to its partners, members, stockholders or other equity holders; and

•	any other method permitted pursuant to applicable law.

The selling stockholder also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act.

If underwriters are used to sell the common stock, we and the selling stockholder, if any, will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that event, underwriters may receive compensation from us and the selling stockholder, if any, in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the common stock for whom they may act as agent.

To the extent required by applicable law, a prospectus supplement relating to the common stock will set forth:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the number or amount of the common stock involved, the purchase price of such common stock and the proceeds to us and the selling stockholder, if any, from such sale;

•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•	any securities exchanges on which the common stock may be listed.

The common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the common stock will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the common stock if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

In connection with sales of the shares of common stock under this prospectus, the selling stockholder may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholder also may sell shares of common stock short and deliver them to close out the short positions or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.

The selling stockholder and any underwriters, dealers or agents that are involved in selling the common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by them and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In order to comply with the securities laws of some states, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

The common stock may be sold directly by us, the selling stockholder or through agents designated by us from time to time. Any agent involved in the offer or sale of the common stock in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us or the selling stockholder to such agent will be set forth, in any required prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we or the selling stockholder will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase common stock from us or the selling stockholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us or the selling stockholder to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us or the selling stockholder in the ordinary course of business.

Any underwriters to whom common stock are sold by us or the selling stockholder for public offering and sale may make a market in such common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any common stock.

Certain persons participating in any offering of common stock may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock offered. In connection with any such offering, the underwriters, dealers or agents, as the case may be, may purchase and sell common stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the common stock and syndicate short positions involve the sale by the underwriters, dealers or agents, as the case may be, of a greater number of common stock than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the common stock sold for their account may be reclaimed by the syndicate if such common stock are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on The NASDAQ Global Select Market, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the shares of common stock in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the common stock offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. You may read any materials we have filed with the SEC free of charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any part of these documents may be obtained from such office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.

You can also find our SEC filings on our website at www.gulfportenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 15, 2017;

•	The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 from our definitive proxy statement on Schedule 14A, filed on April 30, 2016; and

•	our Current Reports on Form 8-K, filed with the SEC on February 24, 2017, April 4, 2017 and April 18, 2017.

In addition, we incorporate by reference the financial statements of Diamondback Energy, Inc., or Diamondback, that have been included on pages F-1 to F-54 in Diamondback’s Annual Report on Form 10-K (File No. 001-35700) filed with the SEC on February 20, 2015.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus, unless otherwise indicated on such Form 8-K.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or incorporated by reference into this prospectus (excluding exhibits, unless the exhibits are specifically incorporated). You may request a copy of this prospectus or any of the incorporated documents at no charge to you by writing to Gulfport Energy Corporation, Attention: Investor Relations, at 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134, or calling (405) 252-4600.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the common stock to be offered hereby offered by us and/or any selling stockholders will be passed upon by Akin Gump Strauss Hauer & Feld LLP. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of Vitruvian II Woodford, LLC included in exhibit 99.1 of Gulfport Energy Corporation’s Current Report on Form 8-K dated April 18, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Information incorporated by reference into this prospectus regarding estimates of our proved oil and natural gas reserves and the discounted present value of estimated future net revenue before income tax of our estimated proved reserves is based on reports prepared by (i) Netherland, Sewell & Associates, Inc. with respect to our Utica Shale acreage at December 31, 2016 and December 31, 2015 and our WCBB and Hackberry fields at each of December 31, 2016, 2015 and 2014, and our Niobrara field at December 31, 2015 and 2014, and (ii) Ryder Scott with respect to our Utica Shale acreage at December 31, 2014. All of such information has been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.